Exhibit 99.2

AMENDMENT NO. 3 TO
LOAN AGREEMENT

This AMENDMENT NO. 3 TO LOAN AGREEMENT effective as of March 24, 2003 (this “Amendment”) upon the satisfaction of the conditions set forth herein, is hereby entered into among FOOTHILL CAPITAL CORPORATION, a California corporation (“Lender”), and American Restaurant Group, Inc., a Delaware corporation (“ARG”), ARG Enterprises, Inc., a California corporation (“Enterprises”), ARG Property Management Corporation, a California corporation (“Property Management”), and ARG Terra, Inc., a Delaware corporation (“Terra”; ARG, Enterprises, Property Management and Terra are collectively referred to as “Borrowers” and individually as a “Borrower”).

RECITALS

WHEREAS, Borrowers and Lender have executed and delivered that certain Loan Agreement dated as of  December 17, 2001 (as amended, modified or supplemented from time to time, the “Loan Agreement”);

WHEREAS, Lender and Borrowers have agreed to set the “EBITDA” levels in the Loan Agreement for 2003, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Lender do hereby agree as follows:

        SECTION 1.  RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

                1.1          Relation to Loan Agreement.  This Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes.  Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

                1.2          Capitalized Terms.  For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

        SECTION 2  AMENDMENT TO LOAN AGREEMENT.

                2.1          Section 7.20.

Section 7.20 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“7.20      Financial Covenants.

                                                (a)           Fail to maintain:

(i)            Minimum EBITDA.  EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the fiscal quarter ending on the date set forth opposite thereto;

Applicable Amount	For the Fiscal Quarter Ending
$6,646,000	March 31, 2003
$5,769,000	June 30, 2003
$4,074,000	September 29, 2003
$5,890,000	December 29, 2003

(ii)           Ratio of the Revolver Usage to EBITDA.  A ratio of the Revolver Usage to EBITDA, measured on a fiscal quarter-end basis, of not more than the maximum amount set forth in the following table for the trailing four fiscal quarters ending on the date set forth opposite thereto:

Maximum Amount	For the Fiscal Quarters Ending
.52	March 31, 2003
.61	June 30, 2003
.50	September 29, 2003
.57	December 29, 2003

(iii)          Ratio of Total Debt to EBITDA.  Ratio of (a) Total Debt to (b) EBITDA, measured on a fiscal quarter-end basis, of not more than the maximum amount set forth in the following table for the trailing four fiscal quarters ending on the date set forth opposite thereto:

Maximum Amount	For the Fiscal Quarters Ending
8.01	March 31, 2003
8.03	June 30, 2003
7.71	September 29, 2003
7.56	December 29, 2003

(iv)          Fixed Charge Ratio.  Fixed Charge Ratio, measured on a fiscal quarter-end basis, of not less than the minimum amount set forth in the following table for the trailing four fiscal quarters ending on the date set forth opposite thereto:

Minimum Amount	For the Fiscal Quarters Ending
.94	March 31, 2003
.95	June 30, 2003
.99	September 29, 2003
1.02	December 29, 2003

For each fiscal quarter ending after December 31, 2003, as follows:  Upon receipt of the Projections required to be delivered to Lender pursuant to Section 6.3(c) for such period, Borrowers and Lender shall negotiate in good faith to determine the minimum EBITDA as of the end of each fiscal quarter covered by such Projections and, in the event that (x) Borrowers and Lender are unable to agree upon the amount of such minimum EBITDA on or before the date that is 30 days after the date that Lender has received such Projections, or (y) Borrowers have failed to deliver the Projections in accordance with Section 6.3(c), EBITDA for each fiscal quarter covered by such Projections shall not be less than $6,500,000.”

                SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWERS.

                3.1          Corporate Organization and Authority.

                                                (a)           Each Borrower is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business and in good standing in every jurisdiction in which the nature of the business done or the property owned by it would make such qualification necessary.

(b)            Each Borrower has all requisite power and authority to own and operate its properties, and to conduct its business as currently conducted and as currently proposed to be conducted.  Each Borrower has all requisite power and authority necessary to enter into this Amendment and to perform its obligations under this Amendment.

3.2          Corporate Proceedings; Validity of Amendment.  Each Borrower has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Amendment.   This Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

3.3          No Default or Event of Default.  No event has occurred and no condition exists which constitutes a Default or an Event of Default under the Loan Agreement or the other Loan Documents.

3.4          No Violations, Consents or Approvals.  The execution, delivery, and performance by each Borrower of this Amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, or (iii) require any approval of such Borrower’s stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower

3.5          Ratification and Confirmation of Loan Documents.  The Loan Agreement and all other Loan Documents and all representations, warranties, terms and conditions therein remain in full force and effect, and each Borrower hereby confirms and ratifies each of the provisions of the Loan Agreement and the other Loan Documents.

        SECTION 4.  MISCELLANEOUS.

4.1          Conditions to Effectiveness.  This Amendment shall not become effective until counterparts of this Amendment have been executed and delivered by Lender and Borrowers.

4.2          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3          Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

4.4          GOVERNING LAW. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA

4.5          Expenses.  Borrowers agree to pay the expenses of Lender in connection with the transactions contemplated by this Amendment (including, without limitation, the fees and expenses of counsel for the Lender).

4.6           Release.

(a)            Each Borrower, their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Borrower, for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby forever remise, release and discharge Lender, and Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender would be liable if such persons or entities were found to be liable to Borrowers, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any loss, liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Loan Agreement or any other Loan Document, including but not limited to, acts, omissions to act, actions, negotiations, discussions and events resulting in the finalization and execution of this Amendment, as, among and between the Borrowers and the Lender Parties, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time through the date hereof, and specifically including, without any limitation, any claims of liability asserted or which could have been asserted with respect to, arising out of or in any manner whatsoever connected directly or indirectly with any “lender liability-type” claim.

(b)           As to each and every claim released hereunder, Borrowers represent that they have received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provide:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUSTS HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

4.7           Ratification.  Except as expressly amended, any conditions of the Loan Documents shall remain unamended and unwaived.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not (i) be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Borrowers which would require the consent of Lender under the Loan Agreement or (ii) create a course of conduct or dealing among the parties hereto.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed and delivered by a duly authorized representative.

AMERICAN RESTAURANT GROUP, INC.
a Delaware corporation

By:
Title:

ARG ENTERPRISES, INC.
a California corporation

By:
Title:

ARG PROPERTY MANAGEMENT CORPORATION,
a California corporation

By:
Title:

ARG TERRA, INC.
a Delaware corporation

By:
Title:

FOOTHILL CAPITAL CORPORATION,
a California corporation

By:
Title: